Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

SITO Mobile Ltd,

We hereby consent to the use in the Prospectus constituting a part of this Post-Effective Amendment No. 1 to the Registration Statement of our report dated December 2, 2014 (except as to Note 17, as to which the date is July 29, 2015), relating to the financial statements of SITO Mobile Ltd, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ L. L. Bradford & Company, LLC

Leawood, Kansas

August 26, 2015